                                                                  EXHIBIT 4.3





                          [FORM OF WARRANT AGREEMENT]







                           THE TOWN AND COUNTRY TRUST

                                      AND

                ______________________________, AS WARRANT AGENT






               [COMMON SHARE][PREFERRED SHARE] [DEPOSITARY SHARE]
                                WARRANT AGREEMENT







                        DATED AS OF ______________, ____




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                                 TABLE OF CONTENTS


SECTION 1.  APPOINTMENT OF WARRANT AGENT. . . . .. . . . . . . . . . . . . . . . . .1

SECTION 2.  FORM OF WARRANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 3.  COUNTERSIGNATURE AND REGISTRATION. . . . . . . . . . . . . . . . . . . .2

SECTION 4.  TRANSFERS AND EXCHANGES. . . . . . . . . . . . . . . . . . . . . . . . .2

SECTION 5.  EXERCISE OF WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . .3

SECTION 6.  PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

SECTION 7.  MUTILATED OR MISSING WARRANTS. . . . . . . . . . . . . . . . . . . . . .4

SECTION 8.  RESERVATION OF SHARES, ETC . . . . . . . . . . . . . . . . . . . . . . .4

SECTION 9.  WARRANT PRICE; ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . .4

SECTION 10. NOTICE TO WARRANT HOLDERS. . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 11. CERTAIN COVENANTS OF THE TRUST . . . . . . . . . . . . . . . . . . . . 10

SECTION 12. DISPOSITION OF PROCEEDS, ETC . . . . . . . . . . . . . . . . . . . . . 11

SECTION 13. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT . . . . . . 11

SECTION 14. DUTIES OF WARRANT AGENT. . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 15. CHANGE OF WARRANT AGENT. . . . . . . . . . . . . . . . . . . . . . . . 13

SECTION 16. IDENTITY OF TRANSFER AGENT . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 17. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 18. SUPPLEMENTS AND AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 19. MERGER, CONSOLIDATION, SALE, TRANSFER OR CONVEYANCE. . . . . . . . . . 15

SECTION 20. SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 21. GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 22. BENEFITS OF THIS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 23. HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 24. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 25. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16


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


SECTION 26. INSPECTION OF AGREEMENT . . . .  . . . . . . . . . . . . . . . . . . . 16

SECTION 27. ACCELERATION OF WARRANTS BY THE TRUST. . . . . . . . . . . . . . . . . 16

SECTION 28. OWNERSHIP LIMITATIONS . . . . . . . . . . . . . . . . . .. . . . . . . 16

SECTION 28. TRUST DISCLAIMER . . . . . . . . . . . . . . . . . . . . . . . . . . . 20


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                 [COMMON SHARE] [PREFERRED SHARE] [DEPOSITARY SHARE]
                                  WARRANT AGREEMENT


       [COMMON SHARE] [PREFERRED SHARE] [DEPOSITARY SHARE] WARRANT AGREEMENT (this "Agreement"), dated as of __________________, _____, between The Town and Country Trust, a Maryland real estate investment trust (hereinafter called the "Trust"), and ____________________, having a corporate trust office in __________________, as warrant agent (hereinafter called the "Warrant Agent").

       WHEREAS, the Trust proposes to issue [Class __] Purchase Warrants (hereinafter called the "Warrants", which term shall also include such warrant certificates evidencing such warrants) entitling the holders thereof to purchase an aggregate of ______ [Common Share] [Preferred Share] [Depositary Shares each representing a 1/_____th interest] of beneficial interest of the Trust [(par value $.01 per share)] (hereinafter called the "Shares") at an initial cash purchase price of $_____ per Share at any time [after __________ and] before [____] p.m., [City] time, on ________, ____
(hereinafter called the "Expiration Date") (unless extended as provided in Section 9.A. hereof); and

               [IF SECURITIES AND WARRANTS ARE TO BE OFFERED TOGETHER:

       WHEREAS, the Trust proposes to sell [title of Securities being offered] (the "Securities") together with warrants (each, a "Warrant") representing the right to purchase [title of Securities purchasable upon exercise of Warrants] [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE OFFERED:, each representing a 1/_____th interest in a share of [title of securities represented by Depositary Shares] (the "Warrant Securities" [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE OFFERED:, which term shall also refer, as appropriate, to such [title of securities represented by Depositary Shares]), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and]

       WHEREAS, the Trust desires the Warrant Agent to act on behalf of the Trust, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of Warrants to be issued from time to time by the Trust;

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

       SECTION 1. APPOINTMENT OF WARRANT AGENT. The Trust hereby appoints the Warrant Agent to act as agent for the Trust in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

       SECTION 2. FORM OF WARRANT. The text of the Warrants and the form of election to purchase Shares to be set forth on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall, subject to the terms of this Warrant Agreement, entitle the registered holder thereof initially to purchase the number of Shares specified therein at an initial exercise price of $_____ per Share; PROVIDED, HOWEVER, that the Warrant Exercise Price and the number of Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Trust by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice President of the Trust, under its seal, affixed or in facsimile, and by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Trust.

       The Trust promptly shall notify the Warrant Agent from time to time in writing of the number of Warrants to be issued and furnish written instructions in connection therewith signed by an executive officer of the Trust; such notification and instructions may, but need not be, in the form of a general or continuing authorization to the Warrant Agent.

       The Warrants shall be dated by the Warrant Agent as of the date of each initial issuance, and as of the date of issuance thereof upon any transfer or exchange thereof.

       SECTION 3. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective registered holders thereof. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid or obligatory for any purpose unless so countersigned. Such Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Trust shall have ceased to be such officers at the time of such countersignature or delivery. Upon issuance of any Warrant, the Trust will present the same, or cause the same to be presented, to the Warrant Agent for countersignature of such Warrant.

       The Trust may deem and treat the registered holder of the Warrant certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the holder thereof, and for all other purposes, and neither the Warrant Agent nor the Trust shall be affected by any notice to the contrary.

       SECTION 4. TRANSFERS AND EXCHANGES. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon the surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant of like tenor shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. All such Warrants so canceled shall be delivered by the Warrant Agent to the Trust from time to time. The Warrants may be exchanged at the option of the holder thereof, when surrendered at the office in ____________________ of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. The Warrant Agent hereby is irrevocably authorized to countersign and deliver, in accordance with the provisions of this Section and Section 3 of this Agreement, such new Warrants required pursuant to the provisions of this Section, and the Trust, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Trust for such purpose.

              [IF THE WARRANTS ARE ATTACHED TO OTHER SECURITIES, INSERT:

       Notwithstanding the foregoing, until ________________________, the Warrants shall not be transferable apart from the _______________________ to which they are attached, any transfer of the _____________________________ shall be deemed a transfer of the Warrants attached thereto, and any attempt to transfer the Warrants apart from the _________ shall be void and of no effect. Each Warrant shall contain a legend to the foregoing effect.]

       SECTION 5. EXERCISE OF WARRANTS. The registered holder of each Warrant shall have the right, subject to the terms and conditions provided in the Warrant, to purchase from the Trust (and the Trust shall issue and sell to such registered holder) the number of fully paid and non-assessable Shares specified in such Warrant, upon surrender to the Trust, at the office in _________________ of the Warrant Agent of such Warrant, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Trust of the Warrant Exercise Price, determined in accordance with the provisions of Section 9 of this Agreement, for the number of Shares in respect of which such Warrant is then exercised. Payment of such Warrant Exercise Price may be made in cash, or by certified check or bank draft or postal or express money order, payable in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends or distributions on any Shares issuable upon exercise of any Warrant so long as the record date for such dividend or distribution is prior to the effective time of such exercise. Subject to
Section 6, upon such surrender of Warrants, and payment of the Warrant Exercise Price as aforesaid, the Trust shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fraction of a Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Warrant Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Exercise Price, the transfer books for the Shares purchasable upon the exercise of such Warrants shall be closed, no such surrender of such Warrants and no such payment of such Warrant Exercise Price shall be effective to constitute the person so designated to be named therein as the holder of record of such Shares on such date, but shall be effective to constitute such person as the holder of record of such Shares for all purposes at the opening of business on the next succeeding day on which the transfer books for the Shares purchasable upon the exercise of such Warrants shall be open, and the certificates for the Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books next shall be open, and until such date the Trust shall be under no duty to deliver any certificate for such Shares. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the Shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the Shares specified therein at any time before the Expiration Date of the Warrants, a new Warrant or Warrants of like tenor will be issued for the remaining number of Shares specified in the Warrant so surrendered, and the Warrant Agent hereby is irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement, and the Trust, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Trust for such purpose.

       SECTION 6. PAYMENT OF TAXES. The Trust will pay any documentary stamp taxes attributable to the initial issuance of Shares issuable upon the exercise of Warrants; provided, however, that the Trust shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the registered holder of Warrants in respect of which such Shares are issued and the Trust shall not be required to issue and deliver the certificates for such Shares unless and until the holder has paid to the Trust the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Trust that such tax has been paid.

       SECTION 7. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Trust will issue and the Warrant Agent will countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Trust and the Warrant Agent of the mutilation, loss, theft or destruction of such Warrants and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants also shall comply with such other reasonable regulations and pay such other reasonable charges as the Trust or the Warrant Agent may prescribe. Any such new Warrant shall constitute an original contractual obligation of the Trust whether or not the allegedly mutilated, lost, stolen or destroyed Warrant shall be at any time enforceable by anyone.

       SECTION 8. RESERVATION OF SHARES, ETC. Before the issuance of any Warrants there shall have been reserved, and the Trust shall at all times through the Expiration Date keep reserved, free from preemptive rights, out of its authorized and unissued [Common Shares] [Preferred Shares], a number of Shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants and upon issuance and delivery of such Shares to the holder exercising the Warrant and upon payment of the Warrant Exercise Price, good and valid title to such Shares for which the Warrant is exercised free and clear of all liens, encumbrances, equities or claims will pass to such holder or, if a different person, the person in whose name the Shares are registered, and the transfer agent for such Shares and every subsequent transfer agent for such Shares hereby are irrevocably authorized and directed at all times to reserve such number of authorized and unissued Shares as shall be requisite for such purpose. The Trust will keep a copy of this Agreement on file with the transfer agent for such Shares and with every subsequent transfer agent for such Shares. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent certificates required to honor outstanding Warrants that have been exercised. The Trust will supply such transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash and other shares of capital stock so distributed which may be issuable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced or surrendered for transfer, exchange or partial exercise shall be canceled by the Warrant Agent and shall thereafter be delivered to the Trust.

       SECTION 9.  WARRANT PRICE; ADJUSTMENTS.

       A. The price per share at which the Shares shall be purchasable upon exercise of Warrants (herein called the "Warrant Exercise Price") to and including the Expiration Date (unless the Expiration Date is extended as provided below in this Section 9.A.) shall be $____ per Share, or, if adjusted as provided in this Section, shall be such price as so adjusted. The Warrants will not be exercisable before [the close of business on the date of any initial issuance thereof] [_________________] and will expire at [_______] p.m., [City]time, on the Expiration Date; PROVIDED, HOWEVER, that the Trust reserves the right to, and may, in its sole discretion, at any time and from time to time, at such time or times as the Trust so determines, extend the Expiration Date of the Warrants for such periods of time as it chooses; FURTHER PROVIDED that in no case may the Expiration Date of the Warrants (as extended) be extended beyond five years from the original Expiration Date set forth above. Whenever the Expiration Date of the Warrants is so extended, the Trust shall, at least 20 days before the then current Expiration Date, cause to be mailed to the Warrant Agent and the registered holders of the Warrants in accordance with the provisions of Section 18 hereof a notice stating that the Expiration Date has been extended and setting forth the new Expiration Date.

        B.    The above provision is, however, subject to the following:

       (1) The Warrant Exercise Price, the number of Shares purchasable upon exercise of each Warrant and the number of Warrants outstanding shall be subject to adjustment as follows:

       (a) In case the Trust shall at any time after the date of this Agreement (i) pay a dividend, or make a distribution, on shares of its [Common Shares] [Preferred Shares] which is payable in shares of its capital stock (whether [Common Shares] [Preferred Shares] or of capital stock of any other class), (ii) subdivide or reclassify its outstanding [Common Shares] [Preferred Shares] into a greater number of securities (including [Common Shares] [Preferred Shares]), or (iii) combine or reclassify outstanding [Common Shares] [Preferred Shares] into a smaller number of Shares (including [Common Shares] [Preferred Shares]), the number of Shares purchasable upon exercise of each Warrant immediately before the occurrence of such event shall be adjusted so that the holder of each Warrant shall be entitled to receive upon payment of the Warrant Exercise Price the aggregate number of Shares and other shares of capital stock so distributed of the Trust which, if such Warrant had been exercised immediately before the occurrence of such event, such holder would have owned or would have been entitled to receive immediately after the occurrence of such event. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this paragraph
              (a), the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Trust, the Board of Trustees of the Trust (whose determination shall be conclusive) shall determine the allocation between or among shares of such classes of capital stock. In the event that at any time, as a result of an adjustment made pursuant to this subparagraph (a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares or other securities of the Trust other than [Common Shares] [Preferred Shares], thereafter the number of such other shares so received upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the [Common Shares] [Preferred Shares] contained in this paragraph, and the other provisions of this paragraph 9.B.(1) with respect to the [Common Shares] [Preferred Shares] shall apply on like terms to any such other shares or other securities.

       (b) In case the Trust shall fix a record date for the issuance of rights or warrants to all holders of its [Common Shares] [Preferred Shares] entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase [Common Shares] [Preferred Shares] at a price per share less than the current market price per share of [Common Shares] [Preferred Shares] (as defined in subparagraph (e) below) at such record date, the Warrant Exercise Price shall be determined by multiplying the Warrant Exercise Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of [Common Shares] [Preferred Shares] outstanding on such record date plus the number of [Common Shares] [Preferred Shares] which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and the denominator of which shall be the number of [Common Shares] [Preferred Shares] outstanding on such record date plus the number of additional [Common Shares] [Preferred Shares] offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase [Common Shares] [Preferred Shares] at less than such current market price, and in determining the aggregate offering price of such Shares, there shall be taken into account any consideration received by the Trust for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Trustees of the Trust. [Common Shares] [Preferred Shares] owned by or held for the account of the Trust or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (b).

       (c) In case the Trust shall fix a record date for making a distribution to all holders of its [Common Shares] [Preferred Shares] of evidences of its indebtedness or assets (excluding regular quarterly or other periodic cash dividends or distributions and cash dividends or distributions paid from retained earnings or referred to in subparagraph (a) above) or rights or warrants to subscribe or warrants to purchase (excluding those referred to in subparagraph (b) above), then in each such case the Warrant Exercise Price shall be determined by multiplying the Warrant Exercise Price in effect immediately before such record date by a fraction (x) the numerator of which shall be such current market price (as defined in subparagraph
              (e) below) per [Common Share] [Preferred Share] on such record date, less the then current fair market value (as determined in good faith by the Board of Trustees, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one [Common Share] [Preferred Share] and
              (y) the denominator of which shall be the current market price per [Common Share] [Preferred Share] on such record date. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after such record date. Notwithstanding the foregoing, in the event that the Trust shall distribute any rights or warrants to acquire capital stock ("Rights") pursuant to this subparagraph (c), that are represented by and not separable from, the [Common Shares] [Preferred Shares] the distribution of separate certificates representing such Rights after their initial distribution (whether or not such distribution shall have occurred before the date of the issuance of such Warrants) shall be deemed to be the distribution of such Rights for purposes of this subparagraph
              (c), PROVIDED, HOWEVER, that the Trust may, in lieu of making any adjustment pursuant to this subparagraph (c) upon a distribution of separate certificates representing such Rights, make proper provision so that each holder of such Warrants who exercises such Warrants (or any portion thereof) (A) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise [Common Shares] [Preferred Shares] [Depositary Shares] issued with Rights and (B) after such record date and before the expiration, redemption or termination of such Rights shall be entitled to receive upon such exercise, in addition to the [Common Shares] [Preferred Shares] [Depositary Shares] issuable upon such exercise, the same number of such Rights as would a holder of the number of [Common Shares] [Preferred Shares] [Depositary Shares] that such Warrants so exercised would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Warrants were exercised immediately before the record date for such distribution.

              [Common/Preferred Stock] [Depositary Shares] owned by or held for the account of the Trust or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (c).

       (d) There will be no adjustments to the Warrant Exercise Price to reflect cash dividends paid with respect to [Common Shares] [Preferred Shares] other than Extraordinary Dividends. A cash dividend with respect to [Common Shares] [Preferred Shares] will be deemed to be an "Extraordinary Dividend" if such dividend exceeds the immediately preceding non-Extraordinary Dividend for [Common Shares] [Preferred Shares] by an amount equal to at least 10% of the closing price (as determined in accordance with Section 9.B(1)(g)) of [Common Shares] [Preferred Shares] on the first Trading Day (as defined in Section 9.B.(1)(g)) immediately preceding the date on which [Common Shares] [Preferred Shares] trade without the right to receive such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to [Common Shares] [Preferred Shares], the Warrant Exercise Price will be adjusted at the opening of business on the ex-dividend date by multiplying such Warrant Exercise Price by a fraction, the numerator of which shall be the closing price of [Common Shares] [Preferred Shares] on the Trading Day (as defined in Section 9.B.(1)(g)) immediately preceding such ex-dividend date and the denominator of which shall be the difference between such closing price and the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for [Common Shares] [Preferred Shares] will equal (i) in the case of cash dividends that constitute quarterly dividends, the amount per share of such Extraordinary Dividends minus the amount per share of the immediately preceding non-Extraordinary Dividend for [Common Shares] [Preferred Shares] or (ii) in the case of cash dividends that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend.

       (e) In case a tender or exchange offer made by the Trust or any of its subsidiaries for all or any portion of the Trust's [Common Shares] [Preferred Shares] shall expire and such tender or exchange offer shall involve the payment by the Trust or such subsidiary of consideration per share of [Common Shares] [Preferred Shares] having a fair market value (as determined in good faith by the Board of Trustees of the Trust, whose determination shall be conclusive) at the last time (the "Expiration Time") tender or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 10% of the closing price (as determined in accordance with Section 9.B.(1)(g)) of the [Common Shares] [Preferred Shares] on the Trading Day (as defined in Section 9.B.(1)(g)) next succeeding the Expiration Time, the Warrant Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Warrant Exercise Price in effect immediately prior to the effectiveness of the Warrant Exercise Price reduction contemplated by this subparagraph
              (e) by a fraction of which the numerator shall be the number of [Common Shares] [Preferred Shares] outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the closing price (as determined in accordance with Section 9.B.(1)(g)) of the [Common Shares] [Preferred Shares] on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of [Common Shares] [Preferred Shares]outstanding (less any
              Purchased Shares) at the Expiration Time and the closing price
              (as determined in accordance with Section 9.B.(1)(g)) of the [Common Shares] [Preferred Shares] on the Trading Day next succeeding the Expiration Time, such reduction to become immediately effective prior to the opening of business on the day following the Expiration Time. Notwithstanding anything contained in this subparagraph (e) to the contrary, no adjustment shall be made to the Warrant Exercise Price in the case of a tender offer that complies with Rule 13e-4(h)(5) of the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

       (f) After each adjustment of the number of Shares purchasable upon exercise of each Warrant pursuant to subparagraphs 9.B.(1)(a),
              (b) and (c) above the Warrant Exercise Price shall be adjusted by multiplying such Warrant Exercise Price immediately before such adjustment by a fraction of which the numerator shall be the number of Shares purchasable upon exercise of each Warrant immediately before such adjustment, and the denominator of which shall be the number of Shares and other shares of capital stock so purchasable immediately thereafter. After each adjustment of the Warrant Exercise Price pursuant to subparagraph 9.B.(1)(b), (c),
              (d) or (e), the total number of Shares or fractional part thereof purchasable upon the exercise of each Warrant shall be adjusted proportionately to reflect such number of Shares or fractional parts thereof as the adjusted Warrant Exercise Price will buy.

       (g) For the purpose of any computation under subparagraphs 9.B.(1)(b) and (c) above, the current market price per [Common Shares] [Preferred Shares] [Depositary Share] at any date shall be deemed to be the average of the daily closing prices for the five consecutive Trading Days selected by the Trust commencing more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The closing price for each day shall be (i) if the [Common Shares] [Preferred Shares] [Depositary Shares] are listed or admitted for trading on the New York Stock Exchange, the last sale price (regular way), or the average of the closing bid and asked prices (regular way), if no sale occurred, of [Common Shares] [Preferred Share] [Depositary Shares], in either case as reported on the New York Stock Exchange Composite Tape or, if the [Common Shares] [Preferred Shares] [Depositary Shares] are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the [Common Shares] [Preferred Shares] [Depositary Shares] are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or (ii) if not listed or quoted as described in (i), the mean between the closing high bid and low asked quotations of [Common Shares] [Preferred Shares] [Depositary Shares] reported by Nasdaq, or any similar system for automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause
              (ii), the mean between the high bid and low asked quotations for [Common Shares] [Preferred Shares] [Depositary Shares] as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for [Common

              Shares] [Preferred Shares] [Depositary Shares] on at least
              5 of the 10 preceding trading days. If none of the conditions set forth above is met, the closing price of [Common Shares] [Preferred Shares] [Depositary Shares] on any day or the average of such closing prices for any period shall be the fair market value of [Common/Preferred Stock] [Depositary Shares] as determined by a member firm of the New York Stock Exchange selected by the Trust. For the purposes of this subparagraph (g), the term "Trading Day" shall mean each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the [Common Shares][Preferred Shares][Depositary Shares], as determined by the Board of Trustees of the Trust, and the term "'ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the [Common Shares][Preferred Shares][Depositary Shares] trade regular way on such exchange or in such market without the right to receive such issuance or distribution.

       (h) (A) Nothing contained herein shall be construed to require an adjustment as a result of the issuance of Common Shares pursuant to, or the granting or exercise of any rights under, the Trust's Amended and Restated 1993 Long Term Incentive Plan or 1997 Long Term Incentive Plan; and (B) in addition, no adjustment in the Warrant Exercise Price shall be required unless and until the earlier of the following shall have occurred: (x) such adjustment would require an increase or decrease of at least 1% in the Warrant Exercise Price or (y) a period of three years shall have elapsed from the date of the occurrence of any event requiring any such adjustment pursuant to subparagraphs 9.B.(1)(a), (b), (c),
              (d) or (e) above. All adjustments shall be made to the nearest one hundredth of a share and the nearest cent, and any adjustments which by reason of this subparagraph (h) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent adjustment which (including such carry forward) is required to be made under this subparagraph (h).

       (i) The Trust may, at its option, at any time until the Expiration Date, reduce the then current Warrant Exercise Price to any amount deemed appropriate by the Board of Trustees of the Trust for any period not exceeding 20 consecutive business days (as evidenced in a resolution adopted by such Board of Trustees), but only upon giving the notices required by subparagraph 9.B.(5) 20 business days before taking such action.

       (j) Except as herein otherwise expressly provided, no adjustment in the Warrant Exercise Price shall be made by reason of the issuance of Shares, or securities convertible into or exchangeable for Shares, or securities carrying the right to purchase any of the foregoing or for any other reason whatsoever.

       (k) Irrespective of any of the adjustments in the Warrant Exercise Price or the number of Shares, Warrant Certificates theretofore issued may continue to express the same prices and number of Shares as are stated in a similar Warrant Certificate issuable initially, or at some subsequent time, pursuant to this Agreement and such exercise price and number of Shares specified therein shall be deemed to have been so adjusted.

       (2) No fractional [Common Shares] [Preferred Shares] [Depositary Shares] shall be issued upon the exercise of Warrants. If more than one Warrant shall be exercised at one time by the same holder, the number of full Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Shares purchased pursuant to the Warrants so exercised. Instead of any fractional [Common Shares] [Preferred Shares] [Depositary Share] which would otherwise be issuable upon exercise of any Warrant, the Trust shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price (or bid price if there were no sales), regular way, per [Common Share] [Preferred Share] [Depositary Share], in either case as reported on the New York Stock Exchange Composite Tape on the trading day which next precedes the day of exercise or, if the [Common Shares]
[Preferred Shares][Depositary Shares] are not then listed or admitted to trading on the New York Stock Exchange, an amount equal to the same fraction of the market price per [Common Shares] [Preferred Shares] [Depositary Shares] (as determined in a manner described by the Board of Trustees of the Trust) at the close of business on the trading day which next precedes the day of exercise.

       (3) In case any of the following shall occur while any Warrants are outstanding: (a) any reclassification or change of the outstanding shares of [Common Shares] [Preferred Shares] (other than a change in par value, or from par value to no par value, or from no par value to par value); or (b) any consolidation, merger, mandatory share exchange or similar business combination to which the Trust is a party (other than a consolidation, merger, share exchange or other business combination in which the Trust is the continuing entity and which does not result in any reclassification of, or change in, the outstanding Shares issuable upon exercise of the Warrants and does not give the holders of Shares the right to exchange such Shares for cash or securities or other property of another entity); or (c) any sale or conveyance of the property of the Trust as an entirety or substantially as an entirety; then the Trust, or such successor or purchaser, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, share exchange, business combinations, sale or conveyance as would be received by a holder of the number of [Common Shares] [Preferred Shares] [Depositary Shares] issuable upon exercise of such Warrant immediately before such reclassification, change, consolidation, merger, share exchange, business combination, sale or conveyance. Such provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this subparagraph 9.B.(3) shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, business combinations, sales or conveyances.

       (4) Before taking any action which would cause an adjustment decreasing the Warrant Exercise Price so that the Warrant Exercise Price is below the then par value of the [Common Shares] [Preferred Shares], the Trust will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Trust may validly and legally issue fully paid and nonassessable [Common Shares] [Preferred Shares] [Depositary Shares] at the Warrant Exercise Price as so adjusted.

       (5) Whenever the Warrant Exercise Price then in effect is adjusted as herein provided, the Trust shall mail to each holder of the Warrants at such holder's address as it shall appear on the books of the Trust a statement setting forth the adjusted Warrant Exercise Price then and thereafter effective under the provisions hereof, together with the facts, in reasonable detail, upon which such adjustment is based.

       (6) In case (i) the Trust shall declare a dividend (or any other distribution) on its [Common Shares] [Preferred Shares] payable otherwise than in cash out of its current or retained earnings, or (ii) the Trust shall authorize the granting to the holders of its [Common Shares]
[Preferred Shares] of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or (iii) there is to be any reclassification of the [Common Shares] [Preferred Shares] of the Trust (other than a subdivision or combination of its outstanding shares of [Common Shares] [Preferred Shares], or any consolidation, merger, mandatory share exchange or other business combination to which the Trust is a party and for which approval of any stockholders of the Trust is required, or (iv) any distribution is to be made on or in respect of the [Common Shares] [Preferred Shares] in connection with the dissolution, liquidation or winding up of the Trust, then the Trust shall mail to each holder of Warrants at such holder's address as it shall appear on the books of the Trust, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) before the applicable record date hereinafter specified, a notice stating (x) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of [Common Shares]
[Preferred Shares] of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, mandatory share exchange, business combination, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of [Common Shares] [Preferred Shares] of record shall be entitled to exchange their [Common Shares] [Preferred Shares] for securities or other property deliverable upon such reclassification, consolidation, merger, mandatory share exchange, business combination, dissolution, liquidation or winding up. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect any such transaction or any adjustment in the Warrant Exercise Price required by this Section 9.

       SECTION 10. NOTICE TO WARRANT HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of trustees of the Trust or any other matter, or any rights whatsoever as shareholders of the Trust.

       Any holder of any Warrant, without the consent of the Warrant Agent or any other holder of any Warrant, on such holder's own behalf and for his own benefit, may enforce, and may institute and maintain a suit, action or proceeding against the Trust or the Warrant Agent to enforce, or otherwise in respect of, such holder's right to exercise the Warrants in the manner provided in this Agreement and such Warrant.

       SECTION 11. CERTAIN COVENANTS OF THE TRUST.

       A. So long as any unexpired Warrants remain outstanding and if required in order to comply with the Securities Act of 1933, as amended (the "Act"), the Trust covenants and agrees that it will file such post-effective amendments to the registration statement filed pursuant to the Act with respect to the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit the Trust to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person. The Trust further covenants and agrees that it will obtain and keep effective all permits, consents and approvals of governmental agencies and authorities, and will use its best efforts to take all action which may be necessary to qualify the Shares for sale under the securities laws of such states, as may be necessary to permit the free exercise of the Warrants, and the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants, and to maintain such qualifications during the entire period in which the Warrants are exercisable.

       B. The Trust covenants and agrees that it shall take all such action as may be necessary to ensure that all Shares will, at the time of delivery of certificates for such Shares (subject to payment of the Warrant Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable Shares, free from any preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Trust.

       C. The Trust represents and warrants that it has all requisite trust power and authority to enter into this Agreement and to perform its duties and obligations hereunder; prior to the date hereof, the Warrants will have been duly and validly authorized by the Trust and, when delivered pursuant to the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Trust entitled to the benefits of this Agreement; prior to the date hereof, this Agreement will have been duly authorized and, when duly executed and delivered by the Warrant Agent, this Agreement will constitute a valid and legally binding obligation of the Trust enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       D. The Trust covenants and agrees that it will take all action which may be necessary to cause the Shares to be duly listed on the New York Stock Exchange or another securities exchange or the interdealer quotation system on which the other [Common Shares] [Preferred Shares]
[Depositary Shares] of the Trust are listed at the dates of exercise of the Warrants.

       SECTION 12. DISPOSITION OF PROCEEDS, ETC.

       A. The Warrant Agent shall account promptly to the Trust with respect to Warrants exercised and shall concurrently pay to the Trust all moneys received by the Warrant Agent for the purchase of Shares through the exercise of such Warrants.

       B. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its principal office in the City of __________________, ____________.

       SECTION 13. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such entity would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and if any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant shall have the full force provided in the Warrants and in this Agreement.

       In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

       The surviving Warrant Agent (if not the original Warrant Agent) or the original Warrant Agent (in the event of a name change) shall, at its expense, promptly cause to be mailed (by first class mail, postage prepaid) to each holder of then outstanding Warrants at such holder's last address as shown on the register of the Trust maintained by the Warrant Agent, notices of the succession or name change as the case may be.

       SECTION 14. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Trust and the holders of Warrants, by their acceptance thereof, shall be bound:

       A. The statements contained herein and in the Warrants shall be taken as statements of the Trust, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

       B. The Warrant Agent shall not be responsible for any failure of the Trust to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Trust.

       C. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Trust resulting from such neglect or misconduct, provided reasonable care shall have been exercised in the selection and continued employment thereof.

       D. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Trust), and the Warrant Agent shall incur no liability or responsibility to the Trust or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

       E. The Warrant Agent shall incur no liability or responsibility to the Trust or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

       F. The Trust agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

       G. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Trust or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

       H. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, Shares, or other securities of the Trust or become pecuniarily interested in any transaction in which the Trust may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust or for any other legal entity.

       I. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

       J. The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent.

       SECTION 15. CHANGE OF WARRANT AGENT. A. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Trust notice in writing, and to the holders of the Warrants notice by publication, of such resignation, specifying a date when such resignation shall take effect, which notice shall be published at the expense of the Trust at least once a week for two consecutive weeks in a newspaper of general circulation in the City of [New York] before the date so specified. The Warrant Agent may be removed by the Trust by like notice from the Trust to the Warrant Agent and the holders of Warrants at the expense of the Trust. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Trust shall appoint a successor to the Warrant Agent. If the Trust shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Trust), then, at the expense of the Trust, the Warrant Agent or the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Trust or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any State or of the United States of America, having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After, appointment the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it originally had been named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or publish any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

       B. If at any time the Warrant Agent shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under any applicable Federal or State bankruptcy or insolvency law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver, conservator or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or to meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of any applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as set forth in subparagraph 15.A. above, shall be appointed by the Trust by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as herein provided of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent under this Agreement.

       SECTION 16. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any transfer agent for the Shares or of any subsequent transfer agent for Shares issuable upon the exercise of the rights of purchase represented by the Warrants, the Trust will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

       SECTION 17. NOTICES. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Trust shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Trust with the Warrant Agent) as follows:

       The Town and Country Trust
       100 South Charles Street
       Baltimore, MD 21201
       Attn: President

       Any notice pursuant to this Agreement to be given or made by the Trust or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Trust) as follows:

       ---------------------------
       ---------------------------
       ---------------------------
       ---------------------------

       Any notice pursuant to this Agreement to be given or made by the Trust or the Warrant Agent to the registered holder of any Warrant shall be sufficiently given or made (unless otherwise specifically provided for herein) if sent by first-class mail, postage prepaid, addressed to said registered holder at his address appearing on the Warrant register.

       SECTION 18. SUPPLEMENTS AND AMENDMENTS. A. This Agreement and any Warrant may be amended by the Trust and the Warrant Agent by executing a supplemental warrant agreement (a "Supplemental Agreement"), without the consent of the holder of any Warrant, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement that is not inconsistent with the provisions of this Agreement and the Warrants, (ii) evidencing the succession of another entity to the Trust and the assumption by any such successor of the covenants of the Trust contained in this Agreement and the Warrants,
(iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) adding to the covenants of the Trust for the benefit of the holders or surrendering any right or power conferred upon the Trust under this Agreement, (v) appointing a successor Warrant Agent, or (vi) amending this Agreement and the Warrants in any manner that the Trust may deem to be necessary or desirable and that will not adversely affect the interests of the holders of the Warrants in any material respect.

       B. The Trust and the Warrant Agent may amend this Agreement and the Warrants by executing a Supplemental Agreement with the consent of the holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders of the Warrants under this Agreement; PROVIDED, HOWEVER, that, without the consent of each holder of Warrants affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the number of Shares or other securities purchasable upon exercise of the Warrants or so as to increase the Warrant Exercise Price, (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the holders of the Warrants in any material respect, or (iv) reduces the number of unexercised Warrants the consent of the holders of which is required for amendment of this Agreement or the Warrants.

       SECTION 19. MERGER, CONSOLIDATION, SALE, TRANSFER OR CONVEYANCE. The Trust may consolidate, merge or enter into a similar business combination with or into any other entity or sell, lease, transfer or convey all or substantially all of its assets to any other entity, PROVIDED that (i) either
(x) the Trust is the continuing entity or (y) the entity (if other than the Trust) that is formed by or results from any such consolidation, merger or business combination or that receives such assets is an entity organized and existing under the laws of the United States of America or a state thereof and such entity assumes the obligations of the Trust with respect to the performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Trust and (ii) the Trust or such successor entity, as the case may be, must not be in default under this Agreement either immediately before or after such consolidation, merger, business combination, sale, lease, transfer or conveyance. If at any time there shall be any consolidation, merger or business combination or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Trust, then in any such event the successor or assuming entity shall succeed to and be substituted for the Trust, with the same effect as if it had been named herein and in the Warrant as the Trust; the Trust shall, except in the case of a sale, lease or conveyance, thereupon be relieved of any further obligation hereunder or under the Warrants. Such successor or assuming entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Trust, Warrants not theretofore exercised, in exchange and substitution for the Warrant theretofore issued. Such Warrants shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore issued in accordance with the terms of this Agreement as though such new Warrants had been issued at the date of the execution hereof. In any case of any such merger, consolidation or business combination or sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Trust, such changes in phraseology and form (but not in substance) may be made in the new Warrants, as may be appropriate.

       SECTION 20. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Trust or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

       SECTION 21. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of [New York].

       SECTION 22. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or entity other than the Trust and the Warrant Agent and the holders of Warrants any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Trust and the Warrant Agent and the holders of Warrants.

       SECTION 23. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       SECTION 24. SEVERABILITY. If any provision in this Agreement or in any Warrant shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provisions in any other jurisdiction, shall not in any way be affected or impaired thereby.

       SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

       SECTION 26. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent and at the office of the Trust, for inspection by any holder of a Warrant. The Warrant Agent may require any such holder to submit satisfactory proof of ownership for inspection by it.

[IF THE WARRANTS ARE SUBJECT TO ACCELERATION BY THE TRUST, INSERT:

       SECTION 27.       ACCELERATION OF WARRANTS BY THE TRUST.

       A. At any time on or after ____________________, the Trust shall have the right to accelerate any or all Warrants at any time by causing them to expire at the close of business on the day next preceding a specified date (the "Acceleration Date"), if the Market Price (as hereinafter defined) of the Shares equals or exceeds _________ percent (____%) of the then effective Warrant Exercise Price on any 20 Trading Days (as hereinafter defined) within a period of 30 consecutive Trading Days ending no more than five Trading Days before the date on which the Trust gives notice to the Warrant Agent of its election to accelerate the Warrants.

       B. "Market Price" for each Trading Day shall be, if the [Common Shares] [Preferred Shares] [Depositary Shares] are listed or admitted for trading on the New York Stock Exchange, the last reported sale price, regular way (or, if no such price is reported, the average of the reported closing bid and asked prices, regular way) of [Common Shares]
[Preferred Shares]

[Depositary Shares], in either case as reported on the New York Stock Exchange Composite Tape or, if the [Common Shares] [Preferred Shares] [Depositary Shares] are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which [Common Shares] [Preferred Shares][Depositary Shares] are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on Nasdaq or, if not listed or admitted to trading on any national securities exchange or quoted Nasdaq, the average of the closing high bid and low asked prices in the over-the-counter market, as reported by Nasdaq, or such other system then in use, or if on any such date the [Common Shares] [Preferred Shares] [Depositary Shares]are not quoted by any such organization, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Trust for that purpose. "Trading Day" shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the [Common Shares] [Preferred Shares] [Depositary Shares], as determined by the Board of Trustees of the Trust.

       C. In the event of an acceleration of less than all of the Warrants, the Warrant Agent shall select the Warrants to be accelerated by lot, pro rata or in such other manner as it deems, in its discretion, to be fair and appropriate.

       D. Notice of an acceleration specifying the Acceleration Date shall be sent by mailing first class, postage prepaid, to each registered holder of a Warrant Certificate representing a Warrant accelerated at such holder's address appearing on the Warrant register not more than 60 days nor less than 30 days before the Acceleration Date. Such notice of an acceleration also shall be given no more than 20 days, and no less than 10 days, before the mailing of notice to registered holders of Warrants pursuant to this Section, by publication at least once in a newspaper of general circulation in the City of [New York].

       E. Any Warrant accelerated may be exercised until [_______] p.m., [City] time, on the business day next preceding the Acceleration Date. The Warrant Exercise Price shall be payable as provided in Section 5.]

       SECTION 28.  OWNERSHIP LIMITATIONS.

       A. Except as provided in the Trust's Declaration of Trust, as the same may be amended or supplemented from time to time (the "Declaration of Trust"), no person shall beneficially own or constructively own Warrants, together with the Shares owned beneficially or constructively by such person, in excess of the Limit (as such term is defined in the Declaration of Trust). Any Warrants which violate the Limit shall be converted, without any additional act on the part of the Trust, into a separate class of warrants to be denominated
"Excess Warrants".   For purposes of applying the provisions of Article 2,
Section 7 of the Declaration of Trust, the acquisition, holding, ownership or disposition of Warrants or Excess Warrants shall be treated as the acquisition, holding, ownership or disposition, as the case may be, of Shares or Excess Shares and shall be subject to the provisions of Article 2, Section 7 of the Declaration of Trust in the same manner as if the Warrants or Excess Warrants were Shares or Excess Shares. Terms used but not defined in this Section 28 are used herein as defined for purposes of Article 2, Section 7 of the Declaration of Trust.

       B. Each person who is a beneficial owner or constructive owner of Warrants and each person (including the shareholder of record) who is holding Warrants for a beneficial owner or constructive owners shall provide to the Trust such information that the Trust may request, in good faith, in order to determine the Trust's status as a real estate investment trust.

       C.     Each Warrant Certificate shall bear the following legend:

              "The Town and Country Trust (the "Trust") will furnish, without charge, to any shareholder making a written request therefor, a copy of the Trust's First Amended and Restated Declaration of Trust, as amended or supplemented from time to time (the "Declaration"), containing a statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and relative rights and preferences applicable to each class of shares of the Trust, including the Warrant Securities. Such requests may be directed to The Town and Country Trust, 100 South Charles Street, Baltimore, Maryland 21201. The Board of Trustees is authorized to determine the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and relative rights and preferences applicable to each class and series of Warrant Securities before the issuance of any such Warrant Securities.

              This Warrant and the Warrant Securities are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). With certain further restrictions and exceptions set forth in the Declaration, no person may beneficially own Warrants, Shares and/or other shares of the Trust in excess of 5.0 percent (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the lesser of the number or value of the outstanding Shares, Warrants and other shares of the Trust (unless such person specifically shall have been exempted by the Board of Trustees). Any Warrants and/or Shares held in excess of the above limitations may be subject to mandatory redemption in certain events and to limitations on the associated rights to receive distributions from the Trust or to exercise voting rights, and certain purported acquisitions of Warrants and/or Shares in excess of such limitations, or which would result in the disqualification of the Trust as a Real Estate Investment Trust under the Code, shall be void AB INITIO. All capitalized terms in this legend have the meanings set forth in the Declaration, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

       SECTION 29. TRUST DISCLAIMER. The Trust's First Amended and Restated Declaration of Trust, dated June 24, 1993, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that no trustee, officer, shareholder, employee or agent of the Trust shall be held to any personal liability, jointly or severally, for any obligation of or claim against the Trust. All persons dealing with the Trust in any way shall look only to the assets of the Trust for the payment of any sum or the performance of any obligation.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                     THE TOWN AND COUNTRY TRUST

                                     By:
                                        -----------------------------
                                     Its:
                                         ----------------------------

Attest:
       --------------------------    ------------------------, as Warrant Agent

                                     By:
                                        -----------------------------
                                     Its:
                                         ----------------------------

Attest:
       --------------------------

                                      Exhibit A

                             FORM OF WARRANT CERTIFICATE
                            [Face of Warrant Certificate]

[IF WARRANTS ARE ATTACHED TO              Before _______________, this
OTHER SECURITIES AND ARE NOT              Warrant Certificate cannot be
IMMEDIATELY DETACHABLE.                   transferred or exchanged unless
                                          attached to a [Title of Other
                                          Securities].]

[FORM OF LEGEND IF WARRANTS ARE           Before _______________,
NOT IMMEDIATELY EXERCISABLE.              Warrants evidenced by this
                                          Warrant Certificate cannot be
                                          exercised.]

                   EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                               AGENT AS PROVIDED HEREIN

             VOID AFTER [______] P.M., [CITY] TIME, ON ____________, ____

                          THE TOWN AND COUNTRY TRUST
                                 Warrants to Purchase
                            [Title of Warrant Securities]

        No. __________             Warrant Certificate Representing___________

                                   Warrants

       This certifies that ____________________________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE -, subject to the registered owner qualifying as a "Holder" of this Warrant Certificate, as hereinafter defined) to purchase, at any time [after [___] p.m., [City] time, on _______________ and] on or before [___] p.m., [City] time, on _________________, ____________ shares of [Title of
Warrant Securities] (the "Warrant Securities"), of The Town and Country Trust (the "Trust") on the following basis: during the period from _______________, through and including ______________, the exercise price of each Warrant will be ___________; during the period from ________, through and including ________, the exercise price of each warrant will be ________ (the "Warrant Price"). No adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant so long as the record date for such dividend is prior to the effective time of the exercise of this Warrant. The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full
[in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of

Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), [or _______________], which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

       The term "Holder" as used herein shall mean [IF WARRANTS ARE ATTACHED
TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE - before ___________, __ (the "Detachable Date"), the registered owner of the Trust's [title of Other Securities] to which this Warrant Certificate was initially attached, and after such Detachable Date,] the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4 of the Warrant Agreement.

       Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

       This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of __________ __, ____ (the "Warrant Agreement") between the Trust and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _________________].

       [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE - Before the Detachable Date, this Warrant Certificate may be exchanged or transferred only together with the [Title of Other Securities] (the "Other Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Other Security. Additionally, on or before the Detachable Date, each transfer of such Other Securities or register of transfer of the Other Securities shall operate also to transfer or register the transfer of this Warrant Certificate. After such date, transfer of this] [IF WARRANTS ARE NOT ATTACHED TO OTHER SECURITIES, - Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or _________________________] by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

       [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES ARE NOT IMMEDIATELY DETACHABLE - - Except as provided in the immediately preceding paragraph, after] [IF WARRANTS ARE NOT ATTACHED TO OTHER SECURITIES- After] countersignature by the Warrant Agent and before the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or ____________] for Warrant Certificates representing the same aggregate number of Warrants.

       This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.

       This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

       IN WITNESS WHEREOF, the Trust has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

Dated:  ______________ ___, ________         THE TOWN AND COUNTRY TRUST

                                             By:_____________________________

                                             Its:____________________________

ATTEST:_____________________________

Countersigned:______________________

As Warrant Agent

By:____________________________(Authorized Signature)

                          [Reverse of Warrant Certificate]

       The Town and Country Trust (the "Trust") will furnish, without charge, to any shareholder making a written request therefor, a copy of the Trust's First Amended and Restated Declaration of Trust, as amended or supplemented from time to time (the "Declaration"), containing a statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and relative rights and preferences applicable to each class of shares of the Trust, including the Warrant Securities. Such requests may be directed to The Town and Country Trust, 100 South Charles Street, Baltimore, Maryland 21201. The Board of Trustees is authorized to determine the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and relative rights and preferences applicable to each class and series of Warrant Securities before the issuance of any such Warrant Securities.

       This Warrant and the Warrant Securities are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). With certain further restrictions and exceptions set forth in the Declaration, no person may beneficially own Warrants, Shares and/or other shares of the Trust in excess of 5.0 percent (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the lesser of the number or value of the outstanding Shares, Warrants and other shares of the Trust (unless such person specifically shall have been exempted by the Board of Trustees). Any Warrants and/or Shares held in excess of the above limitations may be subject to mandatory redemption in certain events and to limitations on the associated rights to receive distributions from the Trust or to exercise voting rights, and certain purported acquisitions of Warrants and/or Shares in excess of such limitations, or which would result in the disqualification of the Trust as a Real Estate Investment Trust under the Code, shall be void AB INITIO. All capitalized terms in this legend have the meanings set forth in the Declaration, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

                      (Instructions for Exercise of Warrant)

       To exercise the Warrants evidenced hereby, the Holder must pay [in United States dollars] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer in immediately available funds], the Warrant Price in full for Warrants exercised, to [Warrant Agent][address of Warrant Agent], Attn: ________________, which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

                     To Be Executed Upon Exercise of Warrant

       The undersigned hereby irrevocably elects to exercise ______ Warrants, evidenced by this Warrant Certificate, to purchase ______ of the [Title of Warrant Securities] (the "Warrant

Securities") of The Town and Country Trust and represents that he or she has tendered payment for such Warrant Securities [in Dollars]
[in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer in immediately available funds] to the order of The Town and Country Trust c/o [insert name and address of Warrant Agent], in the amount of ________ in accordance with the terms hereof. The undersigned requests that said Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

       If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: ___________________________        Name_________________________________
       (Please Print)

_________________________________         Address______________________________
(Insert Social Security or Other
Identifying Number of Holder)
                                                 ______________________________


Signature Guaranteed

______________________________            Signature____________________________

       [FOR REGISTERED WARRANTS -- Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by any member of the New York Stock Exchange Medallion signature program]

This Warrant may be exercised at the following addresses:

         By hand at ___________________________________________
         By hand at ___________________________________________

[Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants - complete as appropriate.]

                                  ASSIGNMENT

(Form of assignment to be executed if Warrant Holder desires to transfer
Warrant)

       FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto

_____________________________________
Print or Type Name

_____________________________________
Street Address

_________________________  _______  __________
City                        State    Zip Code

___________________________________________
Social Security or other Identifying Number


the right represented by the within Warrant to purchase ___________________ [Common Shares] [Preferred Shares] [($.01 par value)] of The Town and Country Trust to which the within Warrant relates and appoints ________________________________________ attorney to transfer such right on the books of the Warrant Agent with full power of substitution in the premises.

Dated: _________________________    ___________________________________________
                                    Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Signature Guaranteed


________________________________